UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

BIDGIVE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49999	13-4025362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 South Main Street

Fifteenth Floor

Salt Lake City, Utah 84111

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

On April 10, 2012, Choksi, LTD (the “Buyer”), entered into a Stock Purchase Agreement (the “SPA”) with the holders (the “Sellers”) of an aggregate of 11,308,420 shares (the “Shares”) of common stock of Bidgive International, Inc. (the “Registrant”), pursuant to which the Buyer agreed to purchase all of the Shares from the Sellers for $370,000. The source of funds was cash on hand. The proceeds of this sale were used by the Sellers to pay off certain liabilities of the Registrant.

At the closing of the transactions contemplated by the SPA there was a change of control and upon completion of all of the transaction, the Buyer became the holder of the Shares, which represents approximately 97.5% of the Registrant’s outstanding shares of common stock, resulting in a change of control of the Registrant.

In connection with the consummation of the transactions contemplated by the SPA, Dr. Asit Jaykant Choksi was elected to the Registrant’s Board of Directors and as President, Secretary and Treasurer of the Registrant as further disclosed in Item 5.02 below and incorporated by reference herein. There are no other arrangements or understandings among the members of the former and new control groups of the Registrant and their associates with respect to election of directors or other matters.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2012, in connection with the consummation of the transactions contemplated by the SPA, (1) the Registrant’s Board of Directors, accepted the resignation of David M. Rees as President and Chief Executive Officer and acting Chief Financial Officer, (2) the Registrant’s Board of Directors elected Dr. Asit Jaykant Choksi to serve as President, Secretary, and Treasurer of the Registrant, and (3) the Registrant’s shareholders elected Dr. Choksi to the Board of Directors.

Dr. Choksi is 54 years old and is a physician and a medical oncologist. Since 2008, Dr. Choksi has served as the President and Chief Executive Officer of Greater Houston Physicians Medical Association, P.L.L.C., and Central Texas Physicians Management, L.P. and as the Chief Executive Officer of the Greater Houston Cancer Clinic. Since 2011, he has served as Co-Chief Executive Officer of Enzo Medical Services and since 2012, he has served as Chief Executive Officer of Montgomery Harris Area Physicians IPA. Dr. Choksi is qualified to serve as a director of the Registrant due to his broad background of experience in running the business aspects related to the practice of medicine.

Dr. Choksi will serve in his positions with the Registrant until the next respective annual meetings of the Board of Directors and shareholders of the Registrant or until his successors have been elected and qualified or his prior resignation. There are no transactions with related persons required to be disclosed under S-K Item 404(a) except as pursuant to the SPA as disclosed in Item 5.01 above.

No compensation arrangements have been made with Dr. Choksi.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, in connection with the consummation of the transactions contemplated by the SPA on Item 5.01 above, on April 10, 2012, the majority shareholders took action by written consent appointing Dr. Asit Jaykant Choksi as a director of the Registrant. No proxies were solicited in connection with the majority shareholder written consent.

BIDGIVE INTERNATIONAL, INC.

Date: April 16, 2012	By:	/s/Asit Jaykant Choksi
Dr. Asit Jaykant Choksi, M.D.
President, Secretary and Treasurer